EXHIBIT 10.14

Land Sales Agreement
Part A: Zibo Eagle Textile Co.,Ltd.

Part B: Zibo Jiazhou Chemical Co.,Ltd

As the two parts’ amicable consultation, with the principles of equality, voluntariness, fairness, honesty and credibility, reached the follow agreements:

1.	Land Overview

①	The land site on No.202 Yu Cai Road, Zhoucun District,Zibo City.
The area of land is 129524 square meters. The boundary coordinate see the attached stateowned land use certificate.

②	Currently the land’s usage is for industry and business.

③	the ground fixtures are as follows:

Item	Area of structure(sq.m.)	Title Certificate Number
1. workshop	17644.52	Zibo City Title Certificate Zhoucun District No. 06-1000705
2. workshop	328	Zibo City Title Certificate Zhoucun District No. 06-1000713
3. workshop	3361.75	Zibo City Title Certificate Zhoucun District No. 06-1000713
4. other buildings	96.53	Zibo City Title Certificate Zhoucun District No. 06-1000710
5. warehouse	1093.36	Zibo City Title Certificate Zhoucun District No. 06-1000710
6. warehouse	80.48	Zibo City Title Certificate Zhoucun District No. 06-1000710
7. boiler room	40.58	Zibo City Title Certificate Zhoucun District No. 06-1000710

2.	Transfer Methods

①
The land’s transfer cost contains differential rent, municipal supporting fees, construction and structures’ removal cost, the aerial and underground network’s( water, electricity, communication) moving expense and land managerial expenses, the total transfer cost is $135,000,000RMB.

②
“B” agree to pay “A” the land price by installment: The first phase is down payment, as 30% of the total amount, $ 40,500,000 RMB, the balance is periodical payment, the maximal payment time is 2 years, the property transfer procedures only can conduct after all the payments.

3.	Responsibility of Default

① “A” should deal with the property transfer procedures only after the total amount has been paid, or “A” should pay 10% of the amount as a compensation.

② If “B” can not make the payments on time, it should pay 0.00021% of the amount to “A” as a overdue fine.

4.	Others.

① “B” shall transact related procedure according to the laws and regulations.

② Other terms should be settled by negotiation.

③ If any dispute can not settled by negotiation, should hand to the court to make arbitrament.

④ The agreement come into effect after the related parts sign and seal.

④	The agreement has 4 originals, 2 for each part.

“A”	legal representative:

“B”	legal representative:

Date:           2008

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